EXHIBIT 23.1
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                                                   PRICEWATERHOUSECOOPERS LLP
                                                   CHARTERED ACCOUNTANTS
                                                   111 5th Avenue SW, Suite 3100
                                                   Calgary, Alberta
                                                   Canada T2P 5L3
                                                   Telephone +1 (403) 509 7500
                                                   Facsimile +1 (403) 781 1825



CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in this Annual Report on Form 40-F of PrimeWest Energy Trust for the year ended December 31, 2002 of our report dated February 7, 2003 relating to the consolidated financial statements of PrimeWest Energy Trust for the three years ended December 31, 2002.





/s/ PRICEWATERHOUSECOOPERS LLP
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Chartered Accountants
Calgary, Alberta
February 7, 2003



PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.